Exhibit 10.6

Form of

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of ________________ by and between Douglas Elliman Inc., a Delaware corporation (the “Company”), and ______________, [a member of the Board of Directors/an officer/an employee/an agent/a fiduciary] of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements between the Company (and its predecessors and subsidiaries) and Indemnitee covering indemnification and advancement.

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons are reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against claims and actions against them arising out of their service to and activities on behalf of such publicly-held corporations.

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will use commercially reasonable efforts to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are increasingly subject to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the company or business enterprise itself. The Certificate of Incorporation of the Company (as amended or amended and restated, the “Certificate of Incorporation”) permits, and the Bylaws of the Company (as amended or amended and restated, the “Bylaws”) require, indemnification of the directors and executive officers of the Company. The Bylaws and Section 145(f) of the General Corporation Law of the State of Delaware ( “Delaware Law”) expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate, and the Certificate of Incorporation expressly contemplates, that contracts be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification, advancement of expenses and reimbursement rights subject to the provisions of the Bylaws and the Certificate of Incorporation. In addition to such indemnification provided by the Certificate of Incorporation and Bylaws, Indemnitee may also be entitled to indemnification pursuant to Delaware Law.

WHEREAS, the uncertainties relating to such insurance, to indemnification and to advancement of expenses may increase the difficulty of attracting and retaining such persons to serve the Company.

WHEREAS, the Board has determined that the difficulty in attracting and retaining such persons is detrimental to the best interest of the Company and its stockholders and that the Company should act to assure such persons that there will be protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws, the Certificate of Incorporation and any resolutions adopted pursuant thereto and Delaware Law, and is not a substitute therefor, nor diminishes or abrogates any rights of Indemnitee thereunder.

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, the Certificate of Incorporation, Delaware Law and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as [a/an] [director/officer/employee/agent/fiduciary] of the Company without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services to the Company. Indemnitee agrees to serve as [a/an] [director/officer/employee /agent/fiduciary] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

2. Definitions. As used in this Agreement:

(a) “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b) A “Change in Control” means the occurrence of any of the following events:

(i) individuals who constitute the Board as of the date of the distribution by Vector Group Ltd. (“Vector”) to holders of record of shares of Vector common stock (including Vector common stock underlying outstanding stock option awards and restricted stock awards (the “Incumbent Directors”) cease for any reason to constitute at least two-thirds of the Board, provided that any person becoming a Director (as defined below) subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(ii) any Person who becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Company Voting Securities are treated on a pro rata basis, (B) directly from the Company, (C) if such Person is the Company or any corporation or other holder of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Controlled Entity”) or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) of this definition);

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) at least 51% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (iii) will be deemed to be a “Non-Qualifying Transaction”);

(iv) the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or

(v) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 40% of the Company Voting Securities as a result of (1) the acquisition by a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity, (2) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company, immediately prior to such acquisition or (3) the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.

(c) “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary or Agent of the Company or an Enterprise.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Enterprise” means any other company, corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee, or Agent.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(g) “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (as defined below). Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d) of the Exchange Act only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable. Expenses, however, do not include amounts paid in settlement by Indemnitee, the amount of judgments or fines against Indemnitee, or fees, salaries, wages or benefits owed to Indemnitee.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i) “Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(j) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

3. Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines (including any excise taxes or penalties), liabilities and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful; provided, however, that the Company will not be liable to indemnify Indemnitee for any settlement of any Proceeding or any claim, issue or matter therein without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

4. Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Delaware Court of Chancery or any court in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification for Expenses of a Witness. To the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent or interviewee or is otherwise asked to participate.

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8. Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law (including but not limited to, Delaware Law and any amendments to or replacements of Delaware Law adopted after the date of this Agreement that expand the Company’s ability to indemnify its officers and directors) if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

9. Contribution in the Event of Joint Liability. The Company will not enter into any settlement of any Proceeding (in whole or in part) in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), or if such settlement would impose any Expense, judgment, fine, penalty, or limitation on Indemnitee without Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

10. Exclusions. Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification to Indemnitee in connection with any Proceeding:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) and except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise;

(b) for (i) an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, if Indemnitee is held liable for such accounting or disgorgement of profits or similar remedies (including pursuant to any settlement arrangements), (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;

(c) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement, of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 15, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or

(d) for which a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, determines that the indemnification of Indemnitee for expenses in connection with such Proceeding is unlawful, or that such Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

11. Advances of Expenses.

(a) The Company will advance, to the fullest extent permitted by law, the Expenses incurred by Indemnitee in connection with any (i) Proceeding (or any part of any Proceeding) not initiated by Indemnitee or (ii) any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (x) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 15 or (y) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation. Notwithstanding the immediately preceding sentence, the payment of such Expenses incurred by any such Indemnitee prior to the final disposition of a Proceeding shall be made only upon delivery to the Company of (i) a statement or statements requesting such advances from time to time, (ii) a written confirmation by such Indemnitee of such Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification under this Agreement, and (iii) a written undertaking, by or on behalf of such Indemnitee to repay the amounts advanced in accordance with Section 11(b) (such deliverables, collectively, the “Statements”). The Company will advance the Expenses within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b) Advances will be unsecured and interest free. Indemnitee undertakes to promptly repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, applicable law or otherwise, and thus Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company. No other form of undertaking is required other than the execution of this Agreement. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, unless otherwise determined pursuant to Section 15, no advancement of Expenses shall be made under this Section 11, if a determination is reasonably and promptly made by (i) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interest of the Company.

12. Procedure for Notification of Claim for Indemnification or Advancement.

(a) Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

13. Procedure Upon Application for Indemnification.

(a) Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

(i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

(ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

(iii) if there are no Disinterested Directors or, if the Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

(iv) if so directed by the Board, by the stockholders of the Company.

(b) If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c) The party selecting Independent Counsel pursuant to Section 13(a)(iii) or Section 13(b) will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in Section 2, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court of Chancery has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 12(a) hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the Delaware Court of Chancery for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding pursuant to Section 15(a), Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e) If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within thirty (30) days after such determination.

14. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will, to the fullest extent permitted by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 12(a), and the Company will, to the fullest extent permitted by law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the determination of Indemnitee’s entitlement to indemnification has not been made pursuant to Section 13 within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 12(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent permitted by law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is prohibited under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 13(a)(iv).

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interest of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 14(d) are not exclusive and do not limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

15. Remedies of Indemnitee.

(a) Indemnitee may commence litigation against the Company in the Delaware Court of Chancery to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 13 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 11, (iii) the determination of entitlement to indemnification is not made pursuant to Section 13 within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 5 or Section 6 or the second to last sentence of Section 13(d) within thirty (30) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8, (vi) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder.

(b) If a determination is made pursuant to Section 13 that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 15 will be conducted in all respects as a de novo trial on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 15, Indemnitee shall be presumed to be entitled to be indemnified to receive advances of Expenses under this Agreement and the Company will have the burden of proving Indemnitee is not entitled to be indemnified and to receive advances, as the case may be, and will not introduce evidence of the determination made pursuant to Section 13. In connection with any claim by Indemnitee for advances of Expenses, the Company shall be entitled to raise a defense as to any such action by clear and convincing evidence that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interest of the Company, or with respect to any criminal action or proceeding, that Indemnitee acted without reasonable cause to believe that his or her conduct was lawful.

(c) If a determination is made pursuant to Section 13 that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 15, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, (ii) a prohibition of such indemnification under applicable law, or (iii) a final decision by a court having jurisdiction in the matter that such Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) The Company is, to the fullest extent permitted by law, precluded from asserting in any judicial proceeding commenced pursuant to this Section 15 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e) It is the intent of the Company that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company, to the fullest extent permitted by law, will (within thirty (30) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court finally determines that each of Indemnitee’s claims in such action were made in bad faith or were frivolous or are prohibited by law.

16. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, the Certificate of Incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more other Persons with whom or which Indemnitee may be associated. The relationship between the Company and such other Persons, other than an Enterprise, with respect to Indemnitee’s rights to indemnification, advancement of Expenses, and insurance is described by this Section 16(b), subject to the provisions of Section 16(d) with respect to a Proceeding concerning Indemnitee’s Corporate Status with an Enterprise.

(i) The Company hereby acknowledges and agrees:

(A) the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding;

(B) the Company is primarily liable to Indemnitee for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

(C) any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any Proceeding are secondary to the obligations of the Company to indemnify Indemnitee as provided in this Agreement;

(D) the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person; and

(ii) the Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement and (B) any right to participate in any claim or remedy of Indemnitee against any Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(iii) In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance Expenses to any other Person with whom or which Indemnitee may be associated.

(iv) Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, fiduciaries, employees or agents of the Company, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, fiduciary, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company’s efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(d) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(e) In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

17. Duration of Agreement. This Agreement continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to have a Corporate Status or (b) one (1) year after the final termination of any and all Proceedings then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 15 relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and inure to the benefit of and enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouse, heirs, devisees, executors and administrators and other legal representatives, and will continue as to an Indemnitee who has ceased to be a director, officer, employee, agent or fiduciary of the Company or of any other Enterprise.

18. Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

19. Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification and advancement in excess of that expressly provided, without limitation, by the Certificate of Incorporation, the Bylaws, vote of the Company stockholders or Disinterested Directors, or applicable law.

20. Enforcement.

(a) The Company, for itself and on behalf of its successors or assigns, expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as [a/an] [director/officer/employee/agent/fiduciary] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as [a/an] [director/officer/employee/agent/fiduciary] of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law (including, for the avoidance of doubt, Delaware Law), and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

21. Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or constitutes a waiver of any other provisions of this Agreement nor will any waiver constitute a continuing waiver.

22. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder except where prohibited by judicial process or the directive of a governmental agency. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

23. Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b) If to the Company to:

Douglas Elliman Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

Attention: Marc N. Bell, Senior Vice President, General

Counsel and Secretary

Email: [•]

or to any other address as may have been furnished to Indemnitee by the Company.

24. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

25. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Agreement may be brought only in the Delaware Court of Chancery and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or Proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or Proceeding in the Delaware Court of Chancery and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

26. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitutes one and the same Agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27. Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY

By:
Name:
Title:

INDEMNITEE

By:
Name:
Address: